                                                           Registration No. 333-

     As filed with the Securities and Exchange Commission on June 11, 1999
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    --------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                    --------

                           NOBLE DRILLING CORPORATION
             (Exact name of registrant as specified in its charter)

         DELAWARE                                        73-0374541
(State or other jurisdiction                (I.R.S. Employer Identification No.)
of incorporation or organization)


   10370 RICHMOND AVENUE, SUITE 400
           HOUSTON, TEXAS                                    77042
(Address of Principal Executive Offices)                   (Zip Code)


                                    --------

                  NOBLE DRILLING CORPORATION 1991 STOCK OPTION
                            AND RESTRICTED STOCK PLAN
                            (Full title of the plan)

                                    --------

        ROBERT D. CAMPBELL                                      COPY TO:
             PRESIDENT                                       DAVID L. EMMONS
     NOBLE DRILLING CORPORATION                          THOMPSON & KNIGHT, P.C.
   10370 RICHMOND AVENUE, SUITE 400                        1700 PACIFIC AVENUE
        HOUSTON, TEXAS 77042                                   SUITE 3300
(Name and address of agent for service)                    DALLAS, TEXAS 75201


                                 (713) 974-3131
                          (Telephone number, including
                        area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
   Title of                        Proposed     Proposed Maximum       Amount
  Securities        Amount         Maximum          Aggregate            of
     to be           to be      Offering Price      Offering        Registration
  Registered     Registered(1)   per Share(2)       Price(2)            Fee
--------------------------------------------------------------------------------
 Common Stock,     5,000,000
par value $.10      shares          $18.375      $91,875,000.00      $25,541.25
   per share
--------------------------------------------------------------------------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, shares issuable upon any stock split, stock dividend or similar transaction with respect to these shares are also being registered hereunder.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low sales prices of the Common Stock reported on the New York Stock Exchange Composite Tape on June 4, 1999.


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


                                     PART I

                       INCORPORATION OF CONTENTS OF PRIOR
                             REGISTRATION STATEMENTS

      The contents of Registration Statement No. 33-46724 relating to the Noble Drilling Corporation 1991 Stock Option and Restricted Stock Plan (the "Plan") filed by the Registrant with the Securities and Exchange Commission (the "Commission") on April 1, 1992, Registration Statement No. 33-57675 relating to the Plan filed by the Registrant with the Commission on February 13, 1995, and Registration Statement No. 333-25857 relating to the Plan filed by the Registrant with the Commission on April 25, 1997 (together, the "Prior Registration Statements") are incorporated herein by reference pursuant to General Instruction E to Form S-8. The purpose of this Registration Statement is to register 5,000,000 additional shares of Common Stock of the Registrant for offer and sale pursuant to the Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 6. Indemnification of Directors and Officers.

      The Registrant is a Delaware corporation. Under Section 145 of the General Corporation Law of the State of Delaware, the Registrant has the power to indemnify its directors and officers, subject to certain limitations.

      Reference is made to Article VI of the Bylaws of the Registrant, which provides for indemnification of directors and officers of the Registrant under certain circumstances.

      The Registrant has entered into indemnity agreements with the Registrant's directors and bylaw officers intended to provide for indemnification to the fullest extent permitted by law.

      Pursuant to the General Corporation Law of the State of Delaware, the Certificate of Incorporation of the Registrant limits the personal liability of the directors of the Registrant to the Registrant or its stockholders for monetary damages for breach of fiduciary duty under certain circumstances.

      The Registrant also maintains insurance to protect itself and its directors, officers, employees and agents against expenses, liabilities and losses incurred by such persons in connection with their service in the foregoing capacities.

      The foregoing summaries are necessarily subject to the complete text of the statute, bylaw, agreement, certificate of incorporation and insurance policy referred to above and are qualified in their entirety by reference thereto.

Item 8. Exhibits.

      In addition to the exhibits filed with or incorporated by reference in the Prior Registration Statements, the following documents are filed or incorporated by reference as exhibits to this Registration Statement:

Exhibit Number          Description
--------------          -----------
4.1                     Noble Drilling Corporation 1991 Stock Option and
                        Restricted Stock Plan, as amended effective as of
                        February 4, 1999.

5.1                     Opinion of Thompson & Knight, A Professional Corporation.

23.1                    Consent of Thompson & Knight, A Professional Corporation
                        (contained in its opinion filed herewith as Exhibit
                        5.1).

23.2                    Consent of PricewaterhouseCoopers LLP.

24.1 Power of Attorney (included on the signature page of this Registration Statement).

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas on the 10th day of June 1999.

                                        NOBLE DRILLING CORPORATION
                                        (Registrant)

                                        By:   /s/ ROBERT D. CAMPBELL
                                              ----------------------------------
                                              Robert D. Campbell, President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

      Each person whose signature appears below constitutes and appoints James
C. Day and Robert D. Campbell, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign on his behalf individually and in each capacity stated below any amendment, including post-effective amendments, to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Signature                           Title                                            Date
---------                           -----                                            ----
/s/ JAMES C. DAY                    Chairman and Chief Executive                     June 10, 1999
-----------------------------       Officer and Director
James C. Day                        (Principal Executive Officer)

/s/ BYRON L. WELLIVER               Senior Vice President - Finance,                 June 10, 1999
-----------------------------       Treasurer and Controller
Byron L. Welliver                   (Principal Financial and Accounting Officer)

/s/ ROBERT D. CAMPBELL              President and Director                           June 10, 1999
-----------------------------
Robert D. Campbell

/s/ MICHAEL A. CAWLEY               Director                                         June 10, 1999
-----------------------------
Michael A. Cawley

/s/ LAWRENCE J. CHAZEN              Director                                         June 10, 1999
-----------------------------
Lawrence J. Chazen

/s/ TOMMY C. CRAIGHEAD              Director                                         June 10, 1999
-----------------------------
Tommy C. Craighead

/s/ WILLIAM J. DORE                 Director                                         June 10, 1999
-----------------------------
William J. Dore

/s/ JAMES L. FISHEL                 Director                                         June 10, 1999
-----------------------------
James L. Fishel

/s/ MARC E. LELAND                  Director                                         June 10, 1999
-----------------------------
Marc E. Leland


-----------------------------       Director
William A. Sears

                                INDEX TO EXHIBITS


Exhibit Number          Description
--------------          -----------
4.1                     Noble Drilling Corporation 1991 Stock Option and
                        Restricted Stock Plan, as amended effective as of
                        February 4, 1999.

5.1                     Opinion of Thompson & Knight, A Professional Corporation.

23.1                    Consent of Thompson & Knight, A Professional Corporation
                        (contained in its opinion filed herewith as Exhibit
                        5.1).

23.2                    Consent of PricewaterhouseCoopers LLP.

24.1 Power of Attorney (included on the signature page of this Registration Statement).